Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

)
RICHARD KUBERSKI and ERIC L.	)	Case No. 12 C 7993
LAWTON, derivatively and on behalf of	)
Nominal Defendant LIME ENERGY CO.,	)	(Consolidated with Case No. 13 C 1708)
)
Plaintiffs,	)	District Judge: Hon. Harry D. Leinenweber
)
vs.	)	Magistrate Judge: Hon. Sidney I. Schenkier
)
JOHN O’ROURKE, JEFFREY MISTARZ,	)
DAVID ASPLUND, GREGORY	)
BARNUM, CHRISTOPHER CAPPS,	)
WILLIAM CAREY, JR., JOSEPH	)
DESMOND, STEPHEN GLICK,	)
PRADEEP KAPADIA, RICHARD	)
KIPHART, DANIEL PARKE, and DAVID	)
VALENTINE,	)
)
Defendants.	)
)
-and-)
)
LIME ENERGY CO., a Delaware corporation,	)
)
Nominal Defendant.	)
)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) of the above-captioned action (the “Action”), is entered into by: (a) Richard Kuberski and Eric L. Lawton (collectively, the “Derivative Plaintiffs”); (b) nominal defendant Lime Energy Co. (“Lime” or the “Company”); and (c) John O’Rourke, Jeffrey Mistarz, David Asplund, Gregory Barnum, Christopher Capps, William Carey, Jr., Joseph Desmond, Stephen Glick, Pradeep Kapadia, Richard Kiphart, Daniel Parke, and David Valentine (collectively, the “Individual Defendants,” and collectively with Lime, the “Defendants”).(1) This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below), subject to the approval of the United States District Court for the Northern District of Illinois (the “Court”).

I.                                        BACKGROUND AND PROCEDURAL HISTORY

On October 5, 2012, a shareholder derivative action captioned Kuberski v. Lime Energy Co., et al., No. 12 C 7993 (the “Kuberski Action”) was filed in the Court. On March 5, 2013, a second shareholder derivative action captioned Lawton v. O’Rourke, et al., No. 13 C 1708 (the “Lawton Action”) was filed in the Court. On March 26, 2013, plaintiff in the Kuberski Action and plaintiff in the Lawton Action moved to consolidate the two cases. On April 9, 2013, the Court granted the motion to consolidate and appointed two law firms, Bottini & Bottini, Inc. and The Rosen Law Firm, P.A., as co-lead counsel for the Derivative Plaintiffs, and appointed the law firm of Susman Heffner & Hurst LLP (now known as Heffner & Hurst) as liaison counsel for the Derivative Plaintiffs (collectively referred to, together with The Law Offices of Edward T. Joyce & Associates, P.C., as “Derivative Counsel”). The Court also ordered the Derivative Plaintiffs to file an Amended Consolidated Complaint by May 9, 2013.

(1) The Defendants collectively with the Derivative Plaintiffs shall be referred to as the “Parties.”

On May 9, 2013, the Derivative Plaintiffs filed a Consolidated Amended Complaint (the “Consolidated Complaint”). The Consolidated Complaint alleged derivative claims on behalf of Lime and against the Individual Defendants for alleged breaches of fiduciary duties arising out of the misreporting of revenue in the Company’s financial statements for the years ended 2008, 2009, 2010, and 2011, and the quarter ended March 31, 2012, and the failure to file quarterly or annual financial statements during the remainder of 2012.

On June 10, 2013, Defendants moved to dismiss the Consolidated Complaint pursuant to Federal Rule of Civil Procedure 23.1 for failure to make a demand on Lime’s Board of Directors. While the motion to dismiss was pending, the Parties engaged in settlement discussions, but those discussions were unsuccessful. On March 25, 2014, after full briefing on the motion, the Court issued a memorandum opinion and order granting Defendants’ motion and dismissing the case with prejudice on the basis that the Derivative Plaintiffs had failed to make a demand on Lime’s Board of Directors and had failed to establish that such a demand would have been futile. On April 22, 2014, the Derivative Plaintiffs moved for reconsideration and for leave to amend. On June 25, 2014, the Court denied the Derivative Plaintiffs’ motion in an oral ruling in open court. The Court entered judgment in favor of Defendants and against the Derivative Plaintiffs on July 9, 2014.

On July 25, 2014, the Derivative Plaintiffs filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit, challenging the Court’s dismissal order and the Court’s denial of the Derivative Plaintiffs’ motion for reconsideration and for leave to amend. On August 14, 2014, pursuant to the Seventh Circuit’s mediation program, the Parties participated in a court-ordered mediation conference. Although the Parties did not reach an agreement at that time, with the continued assistance and involvement of the Seventh Circuit mediator, the Parties continued their settlement discussions over a period of several weeks. Briefing on the appeal was suspended.

The Seventh Circuit mediator held a final telephonic conference with the Parties on October 8, 2014, at which time the Parties had reached an agreement on most of the major settlement terms, but continued to disagree on certain other terms of the settlement. After that unsuccessful conference, however, the Parties agreed to retain a private mediator, Jed D. Melnick, Esq. of JAMS, to continue to explore whether agreement on all terms of a settlement could be reached. On February 17, 2015, after further negotiations and with the assistance of Mr. Melnick, the Parties reached a settlement agreement.

II.                                   THE BENEFITS OF SETTLEMENT

Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action, along with all allegations of any wrongdoing or liability arising from any conduct, statements, actions or omissions alleged, or that could have been alleged in the Action or any shareholder demand relating to the events alleged in the Action. Defendants also deny and continue to deny all allegations that Lime has suffered damages by or as a result of matters alleged in the Action with respect to the Defendants. Defendants have nevertheless concluded that further litigation would be expensive and distracting and that it is desirable to settle the Action upon the terms and conditions set forth in this Stipulation. Defendants have, therefore, determined that it would be beneficial to Lime and its shareholders to settle the Action in the manner and upon the terms and conditions set forth in this Stipulation.

Derivative Plaintiffs continue to believe that the Action has merit. However, Derivative Plaintiffs and Derivative Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants. Derivative Counsel also have taken into account the uncertain outcome and the risks of any litigation as well as the difficulties and delays inherent in such litigation. Derivative Counsel are also mindful of the inherent problems in establishing demand futility, and the possible defenses to the claims alleged in the Action. Based upon Derivative Counsel’s extensive investigation and evaluation of the facts and the law underlying the claims alleged in the Consolidated Complaint, Derivative Plaintiffs have determined that the Settlement (as defined below) is fair, reasonable, and adequate and in the best interests of Lime and its shareholders, and have agreed to settle the Action upon the terms and conditions set forth in this Stipulation.

III.                              TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Parties that, subject to Court approval, in consideration for the substantial benefits flowing to the Parties from the Settlement, the Action shall be finally and fully compromised, settled, and dismissed with prejudice, subject to the terms and conditions set forth below:

1.                                      Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1                               “Current Lime Shareholder” means all Persons who owned Lime common stock as of the date of this Stipulation and who continue to hold Lime common stock as of the date of the Settlement Hearing. Excluded from the term “Current Lime Shareholder” are the Individual Defendants, the officers and directors of Lime, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Defendants have a controlling interest.

1.2                               “Defendants” means the Individual Defendants and nominal defendant Lime Energy Co.

1.3                               “Derivative Counsel” means: (a) Bottini & Bottini, Inc., 7817 Ivanhoe Avenue, Suite 102, La Jolla, CA 92037; (b) The Rosen Law Firm, P.A., 275 Madison Avenue, 34th Floor,

New York, NY 10016; (c) Heffner & Hurst, 30 North LaSalle Street, Suite 1210, Chicago, IL 60602; and (d) The Law Offices of Edward T. Joyce & Associates, P.C., 135 South La Salle Street, Suite 2200, Chicago, IL 60603.

1.4                               “Effective Date” means the first date by which all of the events and conditions specified in paragraph 6.1 herein have been met and/or have occurred.

1.5                               “Fee and Expense Award” means any sum paid by Defendants or their insurance carrier to the Derivative Plaintiffs and Derivative Counsel for the Derivative Plaintiffs’ attorneys’ fees and litigation expenses as an award by the Court in recognition of the benefits conferred upon Lime and Current Lime Shareholders via the Action. The Parties have agreed that the Fee and Expense Award shall not exceed $335,000.

1.6                               “Final” means the latest of: (a) the expiration of the time for the filing or noticing of any appeal of the Judgment; (b) the final affirmance of the Judgment on appeal, the expiration of the time for a petition, or a denial of any petition, to review the affirmance of the Judgment on appeal, or, if such petition is granted, the final affirmance of the Judgment following review pursuant to that grant; or (c) the final dismissal of any appeal from the Judgment or the final resolution of any proceeding to review any appeal from the Judgment without any material change to the Judgment. However, any proceeding, order, or any appeal or petition for review of a proceeding or order, pertaining solely to Derivative Counsel’s application for an award of attorneys’ fees and expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.7                               “Individual Defendants” means defendants John O’Rourke, Jeffrey Mistarz, David Asplund, Gregory Barnum, Christopher Capps, William Carey, Jr., Joseph Desmond, Stephen Glick, Pradeep Kapadia, Richard Kiphart, Daniel Parke, and David Valentine.

1.8                               “Judgment” means the Final Judgment and Order entered by the Court in a form substantially similar to the Proposed Final Judgment and Order attached hereto as Exhibit C.

1.9                               “Notice” means the form of notice of the Settlement to be provided and published by Lime, substantially in the form of the attached Exhibit B.

1.10                        “Person” means any individual, business or legal entity, including any corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.11                        “Preliminary Approval Order” means an order entered by the Court substantially in the form attached hereto as Exhibit A.

1.12                        “Released Claims” means any and all claims, demands, rights, remedies or causes of action, whether based on federal, state, local, statutory, common or foreign law or any other law, rule, regulation or principle of equity, whether known or unknown, including, without limitation, Unknown Claims, whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, that were, could have been, or might have been asserted from the beginning of time through the date of entry of the Final Judgment and Order, by Lime or any Current Lime Shareholder in the Action, in any shareholder demand, or in any other forum derivatively on behalf of Lime, against the Released Parties or any other individual named or unnamed, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly (i) any action or omission or failure to act relating to any of the matters, facts, or events set forth, referenced, or alleged in any pleading or other document filed in the Action, or (ii) the settlement of the Action, including the payments provided for in this Stipulation; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

1.13                        “Released Parties” means Defendants, including each and all individuals named or who could have been named in the Action, as well as each and all members of their families, parent entities, affiliates, subsidiaries and each and all of their respective past or present officers, directors, employees, agents, attorneys, accountants, auditors, insurers, heirs, executors, estates, administrators, predecessors, successors, assigns, and representatives, as well as any entities in which they have a controlling interest or any trusts of which they are the settler or which is for the benefit of them and/or member(s) of their families.

1.14                        “Releasing Parties” means the Derivative Plaintiffs (individually, and derivatively on behalf of Lime), Lime, and every Current Lime Shareholder and each and all members of their families, heirs, administrators, predecessors, successors, parent entities, subsidiaries, affiliates, custodians, agents, representatives, executors, assigns, estates, trusts, trustees, trust beneficiaries, and all Persons acting in concert with any of the aforementioned Persons.

1.15                        “Settlement” means the agreement made and entered into by and among the Parties as set forth in this Stipulation.

1.16                        “Settlement Hearing” means the hearing that the Parties will request that the Court hold after dissemination of the Notice in order to consider and determine, among other things, whether the Settlement should be approved and whether Judgment should be entered dismissing the Action with prejudice.

1.17                        “Unknown Claims” means any Released Claims that either of the Derivative Plaintiffs (individually, and derivatively on behalf of Lime), Lime, or any Current Lime Shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Parties, or might have affected his, her, or its decision not to object to this Settlement, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. The Parties further agree that the Released Claims constitute an express waiver of all rights and protections afforded by California Civil Code § 1542 and all similar federal, state or foreign laws, rights, rules, or legal principles. Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Derivative Plaintiffs, Lime, and every Current Lime Shareholder shall be deemed by operation of the Judgment to have acknowledged that the release of Unknown Claims was separately bargained for and is a key element of the Settlement.

2.                                      Corporate Governance Matters

As part of this Settlement, Defendants agree, subject to the occurrence of the Effective Date, to implement and maintain the corporate governance reforms set forth in this section (the “Reforms”), and to maintain such Reforms for a period of at least five years following the Effective Date. Defendants acknowledge that the filing, pendency, prosecution, and settlement of the Action were a substantial and material cause in the Company’s decision to adopt, implement, and maintain the Reforms. The Reforms are as follows:

2.1                               The Company agrees to have monitoring controls in place to review: (a) journal entries posted to the general ledger; (b) project account reconciliations; (c) project budgets; and (d) access rights to the database underlying the Company’s accounting system. Specifically, the Company has limited or will limit the number of employees who have the ability to post journal entries to the accounting system, and has added or will add formal review policies surrounding the posting of journal entries. In addition, the Company has implemented or will implement a more detailed review of account reconciliations and budgets at the project level by upper management. The Company also has worked or will work with the value added reseller of its accounting system to find a solution that will permit the Company to continue to build customized SQL queries of the information in its accounting system while assuring the integrity of its accounting data.

2.2                               The Company agrees to have monitoring controls to limit access rights to the database underlying the Company’s accounting system. Specifically, the Company has worked or will work with the value added reseller of its accounting system to find a solution that will permit the Company to continue to build customized SQL queries of the information in its accounting system while assuring the integrity of its accounting data.

2.3                               The Company agrees to limit, or that it has limited, the number of employees who have the ability to post journal entries to the accounting system and to add formal review policies surrounding the posting of journal entries.

2.4                               The Company agrees to implement a more detailed review of account reconciliations and budgets at the project level by upper management.

2.5                               The Company agrees that the CEO shall issue messages to all Company employees at least annually concerning the importance of a culture of compliance, and the importance of proper financial reporting to Lime’s shareholders.

2.6                               The Company agrees to establish and maintain a “Clawback Policy” that meets the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2.7                               The Company agrees to inform its accounting staff for 2015 in writing of the Company’s revenue recognition policies, the consequences of falsifying financial reports, and the Clawback Policy.

2.8                               The Company agrees that the CFO shall certify to the Audit Committee on an annual basis that s/he has performed, or the Company’s outside auditor has performed, a risk assessment pertaining to financial reporting risks and promptly addressed potentially unlawful activities.

2.9                               The Company agrees that it shall be chaired by an independent director, as that term is defined in NASDAQ Rule 5605(a)(2).

2.10                        The Company agrees that the Audit Committee shall comply with applicable NASDAQ standards.

2.11                        None of the matters set forth in Paragraphs 2.1 through 2.10 shall be deemed to imply that Lime’s prior corporate procedures were deficient.

2.12                        The Parties acknowledge and agree that the Reforms set forth in this Settlement confer substantial benefits upon Lime and its shareholders.

3.                                      Release and Bar

3.1                               Upon the Effective Date, each of the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims as against the Released Parties; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

3.2                               Upon the Effective Date, each of the Releasing Parties will be forever barred and enjoined from commencing, instituting, maintaining or prosecuting any of the Released Claims in any court, or other forum, or proceeding.

3.3                               Upon the Effective Date, the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Derivative Plaintiffs and Derivative Counsel from all claims or demands relating to or arising out of, or connected with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

3.4                               Pending final approval of the Settlement by the Court, the Releasing Parties are barred and enjoined from instituting, commencing, maintaining, or prosecuting any action or proceeding against the Released Parties asserting any of the Released Claims or challenging the Settlement other than in this action in accordance with the procedures established by the Court (the “Injunction”). If any action is taken by any Releasing Party in violation of the Injunction, the Derivative Plaintiffs, if requested, shall join in any motion and shall otherwise use their reasonable best efforts to effect a withdrawal, dismissal, transfer or stay of such action.

4.                                      Derivative Counsel’s Application for Attorneys’ Fees and Reimbursement of Litigation Expenses

4.1                               In recognition of the benefits conferred upon the Company as a result of the Settlement, Defendants have agreed, after negotiations with the Derivative Plaintiffs at arm’s length and in good faith, that the Defendants or their insurance carrier shall pay the Derivative Plaintiffs and Derivative Counsel a Fee and Expense Award of $335,000. Derivative Counsel

will apply to the Court for an award of attorneys’ fees and expenses in the amount of $335,000. Derivative Counsel may, subject to the Court’s approval, pay to the Derivative Plaintiffs a service award of $1,500 each out of the Fee and Expense Award. Defendants will not oppose such application. The Defendants shall cause any fees and expenses awarded by the Court (up to and including the agreed-to amount of $335,000) to be paid to Francis A. Bottini, Jr. of Bottini & Bottini, Inc., as agent for all Derivative Counsel, within ten (10) business days of the Court’s entry of the Final Judgment and Order in connection with the Settlement, subject to Derivative Counsel’s obligation to make refunds or repayments to Defendants or their insurance carrier if for any reason whatsoever, including any appeal and/or further proceeding or remand, or successful collateral attack the Fee and Expense Award is lowered or reversed.

4.2                               Bottini & Bottini, Inc. and The Rosen Law Firm, P.A. shall have exclusive authority to allocate the Fee and Expense Award among Derivative Counsel in a manner that, in their discretion, reflects the contributions of each counsel to the filing, prosecution, and settlement of the Action. Defendants shall have no obligations or liability with respect to the apportionment or distribution of any attorneys’ fees or expenses awarded by the Court.

4.3                               No order of the Court, or modification or reversal on appeal of any order of the Court, concerning the amount or allocation of attorneys’ fees or expenses shall constitute grounds for cancellation or termination of this Stipulation or prevent the Judgment from becoming Final.

4.4                               Except as otherwise expressly provided in Paragraphs 4.1 and 5.1, the Parties shall bear their own attorneys’ fees and costs incurred in connection with the Action and Settlement.

5.                                      Preliminary Approval and Notice

5.1                               Promptly following the execution of this Stipulation, the Parties shall submit this Stipulation, together with its Exhibits, to the Court, and shall apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit A attached hereto.

5.2                               Not later than ten calendar days following the entry of the Preliminary Approval Order, Lime shall cause this Stipulation and the Notice to be filed with the United States Securities and Exchange Commission on Form 8-K and post the Notice on the investor relations page of Lime’s website, to be maintained until the date the Court enters the Final Judgment and Order in connection with the Settlement. In addition, Lime will cause the Notice to be published on one occasion in the Investor’s Business Daily. All costs of notice shall be paid by Defendants or their insurance carrier.

6.                                      Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1                               The Settlement shall be conditioned on the occurrence of all of the following events:

a.              entry by the Court of the Preliminary Approval Order in all material respects;

b.              Court approval of the Settlement in all material respects following notice to Current Lime Shareholders and the Settlement Hearing;

c.               entry of the Final Judgment and Order in the Action in all material respects; and

d.              the passing of the date upon which the Judgment becomes Final.

6.2                               If any of the conditions listed in paragraph 6.1 above are not met, this Stipulation and any Settlement documentation shall be null and void and of no force and effect, and the Parties shall be restored to their positions as of the last date before this Stipulation and the Parties shall resume the litigation before the Seventh Circuit Court of Appeals on the Derivative

Plaintiffs’ appeal of the Court’s dismissal order and the Court’s denial of the Derivative Plaintiffs’ motion for reconsideration and for leave to amend. All negotiations, proceedings, documents prepared, and statements made in connection with the Settlement shall be without prejudice to any Party, shall not be deemed or construed to be an admission by any Party of any act, matter or proposition, and shall not be used in any manner or for any purpose in the Action or in any other action or proceeding. Further, in the event that any of the conditions listed in paragraph 6.1 are not met, the terms and provisions of this Stipulation shall not be used in the Action or in any other action or proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated.

7.                                      Miscellaneous Provisions

7.1                               Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment, nor any action taken to carry out this Stipulation or the Settlement is, may be construed as, or may be used as, evidence of the validity of any claim or as an admission by or against the Parties of any fault, wrongdoing, or concession of liability whatsoever.

7.2                               Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment nor any action taken to carry out this Stipulation or the Settlement shall be offered or received into evidence in any action or proceeding for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the Exhibits hereto may be filed as evidence of the Settlement to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

7.3                               The Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary, and to exercise their best efforts, to effectuate and implement all terms and conditions of this Stipulation.

7.4                               The Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Action. This Stipulation and its Exhibits constitute the entire agreement among the Parties concerning the Settlement, and no representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation and its Exhibits other than those contained and memorialized in such documents.

7.5                               The Parties agree that the terms of this Settlement, including the amount of attorneys’ fees and expenses, were negotiated at arm’s length in good faith by the Parties, and that the Settlement was reached voluntarily after consultation with experienced legal counsel. The Parties further agree that they and their respective counsel have at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct.

7.6                               The Parties agree that, other than disclosures required by law or the Court, any public comments from the Parties or any of their representatives regarding this Settlement will not substantially deviate from words to the effect that the Parties have reached a mutually agreeable resolution that will avoid expensive litigation, that the Parties are satisfied with the resolution, and that the Settlement is in the best interests of Lime and its shareholders.

7.7                               The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect.

7.8                               All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.9                               This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.10                        This Stipulation may be executed in one or more counterparts, including by facsimile and PDF counterparts. All executed counterparts, including facsimile and PDF counterparts, shall be deemed to be one and the same instrument.

7.11                        This Stipulation shall be binding upon, and inure to the benefit of, the Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.12                        This Stipulation shall be construed as having been drafted by all the Parties to it, so that any rule of construction by which ambiguities are interpreted against the drafter shall have no force and effect.

7.13                        All Persons executing this Stipulation and any of the Exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

7.14                        The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.15                        The rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the substantive laws of the State of Illinois without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed by their duly authorized attorneys and dated April 1, 2015.

BOTTINI & BOTTINI, INC.

/s/ Francis A. Bottini, Jr.
Francis A. Bottini, Jr.
7817 Ivanhoe Avenue, Suite 102
La Jolla, California 92037
Tel: (858) 914-2001

Co-Lead Counsel for the Derivative Plaintiffs

- and -

THE ROSEN LAW FIRM, P.A.

/s/ Laurence M. Rosen
Laurence M. Rosen
275 Madison Avenue, 34th Floor
New York, New York 10016
Tel: (212) 686-1060

Co-Lead Counsel for the Derivative Plaintiffs

- and-

HEFFNER & HURST

/s/ Matthew Thomas Heffner
Matthew Thomas Heffner
30 North LaSalle Street, Suite 1210
Chicago, Illinois 60602
Tel: (312) 346-3466

Liaison Counsel for the Derivative Plaintiffs

SIDLEY AUSTIN LLP

/s/ Melanie E. Walker
Melanie E. Walker
One South Dearborn Street
Chicago, Illinois 60603
Tel: (312) 853-7000

Counsel for Defendants